EXHIBIT 99.1

QUAINT OAK BANCORP, INC. DECLARES
QUARTERLY CASH DIVIDEND

Southampton, Pa., July 15, 2010 – Quaint Oak Bancorp, Inc. (OTCBB: QNTO) (the "Company"), the holding company for Quaint Oak Bank (the "Bank"), announced today that its Board of Directors at their meeting on July 14, 2010 declared a quarterly cash dividend of $.03 per share on the common stock of the Company payable on August 9, 2010, to the shareholders of record at the close of business on July 26, 2010.

Quaint Oak Bancorp, Inc. is a community-based, savings and loan holding company providing consumer and commercial banking services through its wholly-owned subsidiary, Quaint Oak Bank, headquartered in Southampton, Pennsylvania.  Quaint Oak Bank has served individuals and businesses in the Bucks County area for more than 80 years.  Quaint Oak Bancorp's website is www.quaintoak.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contact:
Quaint Oak Bancorp, Inc. Robert T. Strong, President and Chief Executive Officer (215) 364-4059